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EXHIBIT 23(A)           CONSENT OF PRICEWATERHOUSECOOPERS
                         (CERTIFIED PUBLIC ACCOUNTANTS)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Group 1 Software, Inc. on Form S-8 (File No. 33-__________) of our report dated June 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Group 1 Software, Inc..



PRICEWATERHOUSECOOPERS, L.L.P.

McLean, Virginia
July 8, 1998